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                                                                      Exhibit 12

                CENTERPOINT ENERGY, INCORPORATED AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (MILLIONS OF DOLLARS)

                                                                      SIX MONTHS ENDED
                                                                          JUNE 30,
                                                                 ------------------------
                                                                    2005           2006
                                                                 ---------      ---------
Income from continuing operations..............................  $      94      $     282
Income taxes for continuing operations.........................         81            (44)
Capitalized interest...........................................         (2)            (3)
                                                                 ---------      ---------
                                                                       173            235
                                                                 ---------      ---------

Fixed charges, as defined:

   Interest....................................................        371            299
   Capitalized interest........................................          2              3
   Interest component of rentals charged to operating income...          7              8
                                                                 ---------      ---------
   Total fixed charges.........................................        380            310
                                                                 ---------      ---------

Earnings, as defined...........................................  $     553      $     545
                                                                 =========      =========

Ratio of earnings to fixed charges.............................       1.46           1.76
                                                                 =========      =========
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